Exhibit 99.1
Veradermics Reports First Quarter 2026 Financial Results and
Highlights Recent Corporate and Clinical Progress

Positive topline results from Phase 2/3 Study ‘302’ position VDPHL01 to potentially become the first FDA-approved oral treatment for pattern hair loss in nearly 30 years

Upsized IPO and follow-on financing generated approximately $766.8 million in aggregate gross proceeds; pro forma cash expected to fund operations into 2030 through multiple Phase 3 readouts and potential launch

NEW HAVEN, Conn. – May 12, 2026 – Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss, today reported financial results for the first quarter ended March 31, 2026, and highlighted recent corporate and clinical progress.

“The announcement of positive Phase 2/3 topline results from Study ‘302’ in April 2026 was an inflection point for Veradermics and supports our belief that VDPHL01 can become a foundational treatment for pattern hair loss,” said Reid Waldman, M.D., Chief Executive Officer of Veradermics. “We are working with urgency to deliver multiple data milestones in the second half of 2026. Following our successful IPO and subsequent financing activities, we are well capitalized to execute on these milestones and advance our mission to provide the first-ever FDA-approved non-hormonal oral treatment for pattern hair loss to both men and women.”

Recent Business Highlights and 2026 Anticipated Milestones

VDPHL01 Registrational Program for Men and Women with Pattern Hair Loss (“PHL”)
•Positive Topline Results from Part A in Study ‘302’ Support Potential Best-in-Indication Profile. In April 2026, Veradermics reported positive topline data from Part A of Study ‘302’, a four-arm, multicenter, randomized, double-blinded, placebo-controlled, Phase 2/3 clinical trial evaluating VDPHL01 8.5 mg in males with mild-to-moderate PHL. VDPHL01 achieved early, consistent, and robust hair growth, and demonstrated a favorable safety and tolerability profile and adverse event rates comparable to placebo. These results support the potential for VDPHL01 to become the first FDA-approved oral treatment for pattern hair loss in nearly 30 years. Twelve-month data from Study ‘302’ is anticipated in the second half of 2026.
•Enrollment Completed in Study ‘304’. In February 2026, Veradermics announced completion of enrollment in Study ‘304’, a confirmatory Phase 3 trial evaluating the safety and efficacy of VDPHL01 in the treatment of male PHL. Across Study ‘302’ and

Exhibit 99.1
Study ‘304’, more than 1,000 male participants received VDPHL01 or placebo, representing one of the largest registrational programs conducted to date in PHL. Topline data from Study ‘304’ are expected in the second half of 2026.
•Enrollment Ongoing in Study ‘306’ in Females with PHL. Veradermics is actively enrolling patients into Study ‘306’, a Phase 2/3 clinical trial evaluating VDPHL01 in female PHL. The trial is expected to enroll more than 500 patients in the United States and represents the first non-hormonal oral therapy studied in a registrational-directed trial specifically for women with PHL.
•Additional Clinical and Patient Experience Data Presented at American Academy of Dermatology Annual Meeting (AAD 2026). In March 2026, Veradermics presented three abstracts at AAD 2026 including analyses of investigator-assessed efficacy and patient experience insights highlighting the limitations of currently available treatment options.
Corporate
•Strengthened Balance Sheet Through Successful Capital Markets Execution. Veradermics raised approximately $766.8 million in aggregate gross proceeds in 2026 through its upsized initial public offering and subsequent follow-on offering and concurrent private placement. These proceeds, together with existing cash, cash equivalents and marketable securities, are expected to support Veradermics' operating plans into 2030, including multiple anticipated Phase 3 readouts and the potential commercial launch of VDPHL01, if approved.

First Quarter 2026 Financial Results

•Cash Position: Cash, cash equivalents, and marketable securities totaled $390.8 million as of March 31, 2026, reflecting net proceeds from the company’s upsized initial public offering completed in February 2026. Subsequent to March 31, 2026, we completed our follow-on offering, in which the company raised gross proceeds of approximately $472.0 million, before deducting underwriting discounts and commissions and other offering expenses.
•R&D Expenses: Research and development (R&D) expenses were $20.9 million for the quarter ended March 31, 2026 as compared with $11.4 million for the quarter ended March 31, 2025. The increase in R&D expenses of $9.5 million was primarily due to increases in clinical development and other development expenses of VDPHL01 and an increase in payroll and personnel-related costs, including stock-based compensation and increased headcount, as compared to the same period in the prior year.
•G&A Expenses: General and administrative (G&A) expenses were $8.9 million for the quarter ended March 31, 2026 as compared with $1.5 million for the quarter ended March 31, 2025. The increase in G&A expenses of $7.5 million was primarily due to an increase in payroll and personnel-related costs, including stock-based compensation and increased headcount, commercial readiness costs related to VDPHL01 and other professional fees, as compared to the same period in the prior year.
•Net Loss: Net loss was $27.2 million, for the first quarter of 2026, as compared to a net loss of $12.4 million for the first quarter of 2025.

Exhibit 99.1
About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is an investigational, orally available non-hormonal drug in Phase 3 development for pattern hair loss in both women and men. VDPHL01 leverages extended-release technology designed to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for PHL in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.

About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics to address pervasive treatment challenges in pattern hair loss. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with pattern hair loss, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform pattern hair loss treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.

Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding the timing of reporting additional clinical results, including anticipated data from Study ‘304’; the enrollment progress in Study ‘306’; VDPHL01’s potential to become the first FDA-approved non-hormonal oral treatment for PHL; and the company’s cash runway. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; risks related to preclinical and clinical development and that results of earlier studies and trials may not be predictive of future preclinical studies or clinical trial results; the

Exhibit 99.1
risk that Veradermics may encounter substantial delays in preclinical and clinical trials, or may not be able to conduct or complete preclinical or clinical trials on the expected timelines, if at all; competition from other companies; risks related to Veradermics’ need to grow its organization; the ability of Veradermics to successfully execute its intellectual property strategy for VDPHL01; global macroeconomic conditions and related volatility; and other risks and uncertainties identified in the “Risk Factors” section of Veradermics’ Annual Report on Form 10-K, for the period ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment.

New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media:
Mike Beyer, Sam Brown, Inc.
312-961-2502
mikebeyer@sambrown.com

Investors:
Jon Nugent, THRUST
205-566-3026
jon@thrustsc.com

Exhibit 99.1
VERADERMICS, INC.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2026	2025
Operating expenses:
Research and development	$20,925	$11,447
General and administrative	8,937	1,468
Total operating expenses	29,862	12,915
Loss from operations	(29,862)	(12,915)
Other income:
Interest income	2,481	482
Other income	149	33
Total other income, net	2,630	515
Loss before income taxes	(27,232)	(12,400)
Income tax benefit	—	—
Net loss	$(27,232)	$(12,400)

Exhibit 99.1

VERADERMICS, INC.

Condensed Balance Sheets
(Unaudited)

	As of March 31,	As of December 31,
(in thousands)	2026	2025
Cash, cash equivalents, and marketable securities	$390,797	$141,862
Total assets	397,356	152,619
Total liabilities	6,716	9,156
Total stockholders' equity and redeemable convertible preferred stock	390,640	143,463